Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Investment Advisory Agreement, dated as of October 31, 2025 (this “Agreement”) is made as of October 22, 2026 between Macquarie Infrastructure Fund, L.P., a Delaware limited partnership (the “Partnership”), and Macquarie Wealth Advisers, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Partnership entered into the Agreement with the Adviser to originate and recommend investment opportunities to the Partnership, monitor and evaluate Investments;

WHEREAS, the engagement of the Adviser by the Partnership is authorized by the Second Amended and Restated Limited Partnership Agreement of the Partnership, as amended by Amendment No. 1 (as further amended and/or restated from time to time, the “Partnership Agreement”);

WHEREAS, as set forth in Section 8(a) of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1.
DEFINITIONS; REFERENCES. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement or the Partnership Agreement. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Partnership Agreement shall, after the date hereof, refer to the Partnership Agreement as amended hereby.
2.
AMENDMENT TO THE AGREEMENT. Section 3(b) is hereby removed in its entirety and replaced with the following:

“The Management Fee shall be calculated and paid monthly by the Partnership in arrears with respect to each calendar month commencing with the Initial Closing in an amount equal to 1.25% per annum of the NAV of the Performance Participation Units; provided, that for each class of Performance Participation Units, (i) the Management Fee shall be waived in its entirety for the period beginning with the Initial Closing and ending on November 30, 2027, and (ii) a portion of the Management Fee shall be waived for the period beginning on December 1, 2027 and ending on November 30, 2028, such that the Management Fee for such period shall be equal to the annual rate of 1.00% of the NAV of the Performance Participation Units. For the avoidance of doubt, beginning on December 1, 2028, the Management Fee will be payable at the annual rate of 1.25% of NAV of the Performance Participation Units. The Management Fee shall be payable by the Partnership before giving effect to any accruals for the Management Fee, Administration Fee, the Distribution and/or Servicing Fee, the Performance Allocation, Unit redemptions for that month, any distributions and without taking into account certain taxes incurred (directly or indirectly) by the Partnership or an Intermediate Entity in which the Partnership participates. The Partnership, the Feeder and/or any such Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Management Fee for the Performance Participation Units based on its proportional interest in the Intermediate Entities. The Adviser may elect to receive the Management Fee in cash and/or Units. If the Management Fee is paid in Units, such Units may be redeemed by the Partnership at NAV per Unit at the Adviser’s request and will be subject to the volume limitations of the Redemption Program but not the Early Redemption Deduction.”

3.
ENTIRE AGREEMENT. Except as amended by this Amendment, the Agreement remains unaltered and in full force and effect. The Agreement, as amended by this Amendment, embodies the entire understanding of the parties, supersedes any prior agreements or understandings with respect to the subject matter hereof, and cannot be altered, amended, supplemented, or abridged, or any provisions waived except by the written consent of the parties.
4.
COUNTERPARTS. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
5.
GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.

MACQUARIE INFRASTRUCTURE FUND, L.P.

By:	MIF GP, LLC, its general partner

By:	/s/ Peter Bendall
Name:	Peter Bendall
Title:	Vice President

By:	/s/ John H. Kim
Name:	John H. Kim
Title:	Secretary

mACQUARIE WEALTH ADVISERS, LLC

By:	/s/ Alex Lee
Name:	Alex Lee
Title:	President